UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): December 8, 2010

WidePoint Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33035	52-2040275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18W100 22nd Street, Suite 124
Oakbrook Terrace, Illinois 60181
(Address of principal executive offices (zip code))

(630) 629-0003
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 8, 2010, WidePoint Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”).

At the Annual Meeting, the Company’s shareholders voted on the following proposals:

•	The election of Morton S. Taubman and Ronald S. Oxley to the Company’s Board of Directors for a three-year term to expire at the Company’s 2013 Annual Meeting of Stockholders; and

•	The ratification of the selection of Moss Adams LLP as the Company’s independent accountants.

As of October 25, 2010, being the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 62,810,133 shares of the Company’s Common Stock were outstanding and eligible to vote.  Approximately 82.78% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for stockholder approval at the Annual Meeting:

Proposal 1: Election of Directors

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes

Morton S. Taubman	27,620,540	0	2,056,904	22,313,486

Ronald S. Oxley	27,789,791	0	1,887,653	22,313,486

Proposal 2: Ratification of Selection of Moss Adams LLP

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

51,923,818	43,823	23,289	0

No other matters were voted on at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

By:	/s/ James T. McCubbin
James T. McCubbin
Vice President and Chief Financial Officer

Dated: December 14, 2010